Nationwide® O Series Variable Annuity Application for Individual Flexible Purchase Payment Variable Deferred Annuity Minimum Initial Purchase Payment of $10,000 Nationwide Life Insurance Company PO Box 182021, Columbus, OH 43218-2021 • Phone: 800-848-6331 Express Mail: 3400 South park Place Set A, DSPF-F4, Grove City, OH 43123-4856 Please submit all pages of the application. The IRS has declared that civil union partners and domestic partners are not considered spouses for purposes of federal tax law. Therefore, the tax treatment provided by federal tax law to a surviving spouse is NOT currently available to a surviving civil union partner or surviving domestic partner. For information regarding federal tax laws, please consult a tax advisor. 1. Parties to the Contract (Please print) 1a. Contract Owner (Contract Owner must be age 85 or younger) Name (First, MI, Last): _Employer/Trust Name (if applicable): (Additional forms required. See the New Business Enrollment packet.) Birth Date: Sex: M F SSN/Tax ID:Street: City:            State:             ZIP: Email:Phone Number: _Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account. 1b. Joint Owner (Joint Owner must be age 85 or younger) Joint Owner is limited to spouses unless such limitation is prohibited by the state. Available only with Non-Qualified Contracts. Name (First, MI, Last): Birth Date: Sex: M F SSN/Tax ID: Address: Same address as owner or fill out address below Street: City: _ State: _ ZIP: Email: Phone Number: _Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account. 1c. Annuitant (Annuitant must be age 85 or younger) Complete only if different from Contract Owner or if Contract Owner is a non-natural owner or a Trust Name (First, MI, Last): Relationship to Contract Owner: _Birth Date: Sex: M F SSN/Tax ID: Address: Same address as owner or fill out address below Street: City: _ State: _ ZIP: Email: Phone Number: _ ICC21-VAAA-0156AO Page 1 of 8 (COMPACT - STANDARD) NWOAN/Q (02/2022)

1. Parties to the Contract (continued) 1d. Co-Annuitant (Co-Annuitant must be 85 or younger)Available only with Non-Qualified non-naturally owned Contracts Name (First, MI, Last):            Relationship to Contract Owner: Birth Date: Sex: M F SSN/Tax ID:            Address: Same address as owner or fill out address below Street:             City:             State:            ZIP:             Email: Phone Number:1e. Contingent Annuitant (Contingent Annuitant must be age 85 or younger at contract issuance) Name (First, MI, Last):             Birth Date: Sex: M F SSN/Tax ID:            Address: Same address as owner or fill out address below Street:             City:             State:            ZIP:             Email: Phone Number:1f. Beneficiaries Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your Beneficiaries social security numbers (SSN) will help expedite Beneficiary claims and will ensure that Nationwide can properly identify your Beneficiaries. Primary Beneficiaries Allocations must equal 100%. Pay all Primary Beneficiaries equally Legal Name (First, MI, Last):Relationship to Contract Owner: Allocation (whole % only): % Birth Date: Sex: M F SSN/Tax ID:            Address: Same address as owner or fill out address below Street:             City:             State:            ZIP:             Email: Phone Number: Legal Name (First, MI, Last):Relationship to Contract Owner: Allocation (whole % only): % Birth Date: Sex: M F SSN/Tax ID:            Address: Same address as owner or fill out address below Street:             City:             State:            ZIP:             Email: Phone Number: If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet). ICC21-VAAA-0156AO Page 2 of 8 (COMPACT - STANDARD) NWOAN/Q (02/2022)

1. Parties to the Contract (continued) Contingent Beneficiaries Allocations must equal 100%. Pay all Contingent Beneficiaries equally Legal Name (First, MI, Last):_Relationship to Contract Owner: Allocation (whole % only): % Birth Date: Sex: M F SSN/Tax ID: Address: Same address as owner or fill out address below Street: City:             State:             ZIP: Email: Phone Number: _ Legal Name (First, MI, Last):_Relationship to Contract Owner: Allocation (whole % only): % Birth Date: Sex: M F SSN/Tax ID: Address: Same address as owner or fill out address below Street: City:             State:             ZIP: Email: Phone Number: _ If more than two Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet). 2. Contract Information 2a. Contract Type Must specify by checking a box. Non-Qualified Non Naturally Owned Non-Qualified* Custodial Owned IRA Traditional IRA – Tax Year: _Roth IRA – Tax Year: _ Tax Year Roth IRA started: _ SIMPLE IRA* SEP IRA* The Contract Types below are not available with Living Benefits Beneficially Owned Non-Qualified* Beneficially Owned/Inherited IRA* Beneficially Owned/Inherited Roth IRA* *Additional forms required. 2b. Transfer Authorization for Registered Representative by checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to execute exchanges among the investment options available under your Contract and/or to allocate any future Purchase Payments on your behalf. This power is personal to the Registered Representative, but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/ processing purposes. This power is not available for use by any person or organization providing any type of market -timing advice or service. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you. If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions. 2c. Purchase Payment Approximate Amount: $_ ($10,000 initial minimum.) Payment Submitted Via: Check Wire 1035(a) Exchange* Transfer/Rollover* Source of Funds: _ *Additional forms required. Please see the New Business Enrollment Packet. ICC21-VAAA-0156AO Page 3 of 8 (COMPACT - STANDARD) NWOAN/Q (02/2022)

3. Living Benefits (Choose only one option)

Election of Options within this section increases the charges on your Contract. Election of a Living Benefit with the Joint Option may also result in lower Lifetime Withdrawal Percentages. Once elected, a Living Benefit is irrevocable. Consult your prospectus.

3a. Living Benefit Options (Not available with Highest Annivesary Value Death Benefit)

I elect:

☐ **Nationwide Lifetime Income Rider+SM Core (Nationwide L.inc+SM Core)**
Contract Owner, or Annuitant in the case of non-natural Contract Owner, must be between the age of 45 and 85. Complete Investment Options in **Section 3d**. If you would like the Joint Option complete **Section 3b**.

3b. Joint Option (Only available if you elect option 3a)

By electing the Joint Option, you are accepting additional charges and/or lower Lifetime Withdrawal Percentages. See your prospectus for additional information. You are also naming your spouse as a Joint Determining Life. This benefit will allow the income from your Living Benefit to continue to the Joint Determining Life after the death of the Determining Life. Please note that the Lifetime Income Percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life will be named as sole Primary Beneficiaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.

Joint Determining Life must be between the ages of 45 and 85.

☐ **Joint Option**

Name (First, MI, Last): ______________________________

Birth Date (MM/DD/YYYY): ______________ Sex: M F SSN/Tax ID: ______________

Email: ______________________ Phone Number: ______________

3c. Living Benefits: When do you anticipate beginning Lifetime Income Withdrawals?

☐ Immediately *(Additional forms required. Please see the New Business enrollment packet)*

☐ In _ years *(Additional forms required when you begin taking withdrawals)*

☐ Not sure

If you want to begin immediate income, you must complete the Lifetime Income Administrative form in the New Business Enrollment Packet.

3d. Nationwide L.inc+SM Core Investment Options

A *Whole percentages only. Must add up to 100%.*
% NVIT BlueprintSM Moderate Fund
% NVIT Investor Dest. Moderate Fund
= 100%

B *100% of the variable money in the Contract will be allocated to the option.*

☐ **Nationwide Custom Choice**
Nationwide Custom Choice requires submission !of a Custom Choice Administrative form which is located in the New Business Enrollment Packet.

ICC21-VAAA-0156AO Page 4 of 8 (COMPACT - STANDARD) NWOAN/Q (02/2022)

3. Death Benefit Options Election of Options within this section increases the Variable Account charges on your Contract. Consult your prospectus. If a Death Benefit option is not elected, we will default to the standard death benefit. I elect (choose only one option) Highest Anniversary Value Death Benefit Option (Contract Owner, age 75 or younger) Standard Death Benefit (Return of Purchase Payments) (Contract Owner, age 85 or younger) 5. Asset Rebalancing the Contract Value will be rebalanced based on the variable fund Purchase Payment allocations elected on the application at the frequency selected below unless subsequently changed. Please note that if elected, asset rebalancing will apply to all funds. Quarterly Semi -Annually Annually 6. Dollar Cost Averaging (DCA) If a DCA is elected, your Purchase Payment will be invested in the fund you choose below and transferred to the variable fund allocations elected on the application. If a DCA Option is not elected, DCA will not be established. I elect (choose only one Option from 6a., 6b., or 6c.): 6a. Enhanced DCA –Enhanced DCA always comes from the Fixed Account. 6-month Enhanced 12-month Enhanced6b. Interest Out DCA –Interest Out DCA always comes from the Fixed Account. This DCA Option is NOT available if you have elected a Living Benefit. Interest Out Monthly6c. Standard DCA –Choose only one fund from the list below. This DCA Option is NOT available if you have elected a Living Benefit. Standard DCA: Dollar Amount to DCA Monthly: $ _ Fixed Account NVIT Core Bond Fund NVIT Government Bond Fund NVIT Government Money Market Fund NVIT Short Term Bond Fund PIMCO VIT Low Duration Portfolio PIMCO VIT Short-Term Portfolio ICC21-VAAA-0156AO Page 5 of 8 (COMPACT - STANDARD) NWOAN/Q (02/2022)

7. Investment Options (Do not complete this section if you elected a Living Benefit in Section 3a.)

Purchase Payment Allocation and Disclosures

*Funds designated by an * may include additional restrictions and/or charges. Please review the underlying fund prospectus carefully. The underlying investment options listed below are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly. Consult your prospectus for reference to Share Class.*

Must be whole percentages and must add up to 100%.

AllianceBernstein Variable Products Series Funds
% AB VPS Small/Mid Cap Value Portfolio
Allspring Global Investments
% Allspring VT Small Cap Growth Fund
American Century Investors
% American Century VP Inflation Protection Fund
% American Century VP Mid Cap Value Fund
BlackRock Variable Series Funds II
% BlackRock High Yield VI Fund
% BlackRock Total Return VI Fund
Columbia Funds Management Company
% Columbia VP High Yield Bond Fund
Delaware Variable Insurance Product Trust
% Delaware VIPT Small Cap Value
Eaton Vance Variable Trust
% Eaton Vance VT Floating-Rate Income Fund
Fidelity® Investments
% Fidelity VIP Balanced Portfolio
% Fidelity VIP Contrafund Portfolio
% Fidelity VIP Equity-Income Portfolio
% Fidelity VIP Growth Portfolio
% Fidelity VIP Growth & Income Portfolio
% Fidelity VIP Investment Grade Bond Portfolio
% Fidelity VIP Overseas Portfolio
Invesco Investments
% Invesco V.I. Global Fund
% Invesco V.I. Main Street Small Cap Fund
Ivy Variable Insurance Portfolios
% Delaware Ivy VIP Mid Cap Growth
Janus Henderson Investors
% Janus Henderson VIT Flexible Bond Portfolio
J.P. Morgan Investment Management
% JPMorgan Insurance Trust Core Bond Portfolio
Lord Abbett Series Funds
% Lord Abbett Series Total Return Portfolio
MFS® Variable Insurance Trust
% MFS® VIT Mid Cap Growth Series
% MFS® VIT New Discovery Series
% MFS® VIT Value Series
MFS® Variable Insurance Trust II
% MFS® VIT II Research International Portfolio

MFS® Variable Insurance Trust III
% MFS® VIT III Mid Cap Value Portfolio
Nationwide Variable Insurance Trust
% NVIT AllianzGI International Growth Fund
% NVIT Allspring Discovery Fund
% NVIT American Funds Asset Allocation Fund
% NVIT American Funds Bond Fund
% NVIT American Funds Global Growth Fund
% NVIT American Funds Growth Fund
% NVIT American Funds Growth-Income Fund
% NVIT BlackRock Equity Dividend Fund
% NVIT Blueprint℠ Aggressive Fund
% NVIT Blueprint℠ Capital Appreciation Fund
% NVIT Blueprint℠ Moderate Fund
% NVIT Blueprint℠ Moderately Aggressive Fund
% NVIT BNY Mellon Core Plus Bond Fund
% NVIT BNY Mellon Sustainable U.S. Equity Fund
% NVIT Columbia Overseas Value Fund
% NVIT Core Bond Fund
% NVIT Federated High Income Bond Fund
% NVIT Government Bond Fund
% NVIT Government Money Market Fund
% NVIT International Index Fund
% NVIT Investor Dest. Aggressive Fund
% NVIT Investor Dest. Capital Appreciation
% NVIT Investor Dest. Moderate Fund
% NVIT Investor Dest. Moderately Aggressive Fund
% NVIT iShares Fixed Income ETF Fund
% NVIT iShares Global Equity ETF Fund
% NVIT J.P. Morgan U.S. Equity Fund
% NVIT Mid Cap Index Fund
% NVIT Multi-Manager Mid Cap Value Fund
% NVIT Multi-Manager Small Cap Growth Fund
% NVIT Multi-Manager Small Cap Value Fund
% NVIT Multi-Manager Small Company Fund
% NVIT Real Estate Fund
% NVIT S&P 500 Index Fund
% NVIT Short Term Bond Fund
% NVIT Small Cap Index Fund

PIMCO Variable Insurance Trust
% PIMCO VIT Low Duration Portfolio
% PIMCO VIT Short-Term Portfolio
Putnam Investments
% Putnam VT Large Cap Value Fund
% Putnam VT International Equity Fund
% Putnam VT International Value Fund

Nationwide Life Insurance Company
% Fixed Account If you elect a Living Benefit, the Fixed Account is only available as the originating account for the available Dollar Cost Averaging programs

ICC21-VAAA-0156AO Page 6 of 8 (COMPACT - STANDARD) NWOAN/Q (02/2022)

8. Fraud Warning Interstate Insurance Product Regulation Commission State Fraud Language: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. 9. Contract Owner Signatures and Authorizations 9a. Replacement Information Yes No Do you have existing life insurance or annuity Contracts? Yes, No Will the applied for Contract replace, discontinue or change any existing life insurance or annuity Contracts? I If you answered “yes” to EITHER question above, your state may require NAIC or state specific replacement additional forms NAIC. Please or state look specific in the replacement New Business Forms Enrollment. Packet to see if your state requires 9b. Acknowledgements, Disclosure and Signatures I acknowledge that I have received and understand the current prospectus for this variable annuity Contract, and that by signing this application I understand and acknowledge the following: Annuity payments, Death Benefits, Surrender Values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified. · Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co -Annuitant, or Contingent Annuitant may not exceed $1,000,000 (and will be returned to the Contract Owner), unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. If an optional Living Benefit is elected in Section 3, Nationwide reserves the right to restrict subsequent Purchase Payments. · That I do not represent a corporate entity or institutional investor. · I understand the purpose of the Contract for which I am applying is to provide long -term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective. · I understand that a change of a Contract Owner or assignment of the Contract may result in the termination or reduction of the Death Benefit under the Contract, any elected Death H Benefit option, and/or Living Benefit. · I understand the purpose of the Contract for which I am applying is to provide long -term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of an illness expected to result in death within 12 months, the Contract will not meet this objective. When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application. Contract Owner Signature: Joint Contract Owner Signature (if any): _State in Which Application Was Signed: _ Date: _ICC21-VAAA-0156AO Page 7 of 8 (COMPACT - STANDARD) NWOAN/Q (02/2022)

10. Primary Registered Representative Information 10a. Primary Registered Representative Replacement Information Yes No Are you aware of any existing annuities or insurance owned by the applicant? Yes, No Will the applied for Contract replace, discontinue or change any existing life insurance or annuity Contracts? 10b. Primary Registered Representative Information (Please print) Name (First, MI, Last): Office Street Address: _City: _ State: _ ZIP: Phone Number: Email: Firm Name: _ SSN: _ (Not required if registered representative and firm name are printed clearly above.) When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative. Signature: Date: _ Principal’s Signature: _ Date: _ (If required) 11. Additional Registered Representative Information 11a. Additional Registered Representative Replacement Information Yes No Are you aware of any existing annuities or insurance owned by the applicant? Yes, No Will the applied for Contract replace, discontinue or change any existing life insurance or annuity Contracts? 11b. Additional Registered Representative Information (Please print) Name (First, MI, Last): Office Street Address: _City: _ State: _ ZIP: Phone Number: Email: Firm Name: _ SSN: _ (Not required if registered representative and firm name are printed clearly above.) When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative. Signature: Date: _ Principal’s Signature: _ Date: _ (If required) Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2022 ICC21-VAAA-0156AO Page 8 of 8 (COMPACT - STANDARD) NWOAN/Q (02/2022)